Exhibit 10.3

STOCK CANCELLATION AGREEMENT

This STOCK CANCELLATION AGREEMENT (this “Agreement”), dated June 23, 2020 (the “Effective Date”), by and between Surge Holdings, Inc., a Nevada corporation (the “Company”), and Yossi Attia individually (the “Shareholder”). Company and the Shareholder are also hereinafter individually and jointly referred to as “Party” and/or “Parties”.

RECITALS

WHEREAS, the Shareholder is the owner of 3,333,333 free trading shares of the Company’s common stock (the “Shares”);

WHEREAS, the Company has agreed to redeem: (a) 2,380,952 of the Shares (the “Initial Tranche Shares”) upon the execution hereof in exchange for $500,000 (the “Initial Tranche Redemption Price”); and (b) all or part of the remaining Shares, as determined by the Company from time to time (such amount to be redeemed, the “Subsequent Tranche Shares”) on or prior to July 23, 2020 (the “Expiration Date”), against the delivery of $0.21 per share of common stock (per share, the “Redemption Price”), subject to the terms and conditions herein provided;

WHEREAS, on the date hereof, in exchange for the delivery of the Initial Tranche Redemption Price of $500,000 as herein provided to the Shareholder, Shareholder agrees to immediately cancel said Initial Tranche Shares;

WHEREAS, following the date hereof and prior to the Expiration Date, in exchange for the delivery of the Redemption Price per share as herein provided to the Shareholder, Shareholder agrees to cancel that portion of the Subsequent Tranche Shares which has been paid for and redeemed; and

WHEREAS, the Shareholder acknowledges that the Shares are being held as free trading in book entry form.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the Parties hereby agree as follows:

ARTICLE I

REDEMPTION AND CANCELLATION

1.1 Redemption; Redemption Price; Cancellation.

(a) Subject to the terms and conditions set forth in this Agreement, upon the execution hereof (the “Closing”), the Company shall redeem the Initial Tranche Shares in exchange for a redemption price of $0.21 per share equaling an aggregate redemption price of $500,000. Upon receipt of the Initial Tranche Redemption Price, the Shareholder hereby irrevocably instructs the Company and the Company’s transfer agent to cancel the Initial Tranche Shares such that the Initial Tranche Shares will no longer be outstanding on the stock ledger or book entry of the Company.

1

(b) Subject to the terms and conditions set forth in this Agreement, following the date hereof and prior to the Expiration Date, the Company shall redeem all or part of the remaining Shares owned by the Shareholder, as determined by the Company from time to time, in exchange for a redemption price of $0.21 per share. Upon receipt of the Redemption Price per share, the Shareholder hereby irrevocably instructs the Company and the Company’s transfer agent to cancel the Subsequent Tranche Shares being so redeemed such that such Subsequent Tranche Shares will no longer be outstanding on the stock ledger or book entry of the Company.

1.2 Initial Tranche Closing.

(a) Upon Closing, the Company shall deliver to the Shareholder the following:

(i)	this Agreement;

(ii)	that certain Letter Agreement, dated of even date herewith, by and between the Company and the Shareholder (the “Letter Agreement”); and

(iii)	the payment of the Initial Tranche Redemption Price shall be wired to the offices of Marquis Aurbach Coffing c/o Yossi Attia in immediately available funds.

(iv)	Wire Instructions:

Marquis Aurbach Coffing Trust Account

Acct #

Routing

Nevada State Bank

230 Las Vegas Blvd South

Las Vegas, NV 89101

SWIFT code for International wires:

(b) Upon Closing, Shareholder shall deliver to the Company the following:

(i)	this Agreement;

(ii)	the Letter Agreement;

(iii)	an irrevocable transfer agent instruction letter authorizing the cancellation of the Initial Tranche Shares, that completely effectuates the redemption and cancellation of the Initial Tranche Shares; and

2

(iv)	such other documentation as requested by the Company and its transfer agent to cancel the Initial Tranche Shares.

(c) Upon Closing, Shareholder and the Company shall deliver to Lucosky Brookman LLP, as escrow agent (in such capacity, the “Escrow Agent”) the following:

(i)	That certain Escrow Agreement, dated of even date hereof, by and among the Company, the Shareholder and the Escrow Agent, pursuant to which the Escrow Agent is instructed to hold the Cancellation Form (as hereafter defined) authorizing the cancellation of certain Subsequent Tranche Shares in escrow (the “Escrow Agreement”); and

(ii)	A cancellation form, undated, authorizing the cancellation of an amount of Subsequent Tranche Shares to be hereafter determined upon payment by the Company to the Shareholder, subject to the terms and conditions of the Escrow Agreement (the “Cancellation Form”).

1.3 Subsequent Tranche Closing.

(a) At such time, and from time to time, as the Company shall hereafter determine prior to the Expiration Date, the Company shall deliver to the Shareholder the payment of the Redemption Price per share being redeemed at such time by wire transfer in immediately available funds.

(b) Upon receipt of the Redemption Price referenced in Section 1.3(a), the Shareholder shall deliver to the Company such other documentation as requested by the Company and its transfer agent to cancel that portion of the Subsequent Tranche Shares being then redeemed by the Company.

(c) In the event that the Shareholder does not comply with Section 1.3(b), (i) the Escrow Agent is hereby authorized to insert into the Cancellation Form the number of Subsequent Tranche Shares being then redeemed by the Company and the Escrow Agent is authorized to deliver the Cancellation Form to the Company’s transfer agent and (ii) the Company is hereby authorized to take any and all such other actions as are necessary or advisable to cancel said shares.

(d) The Letter Agreement is incorporated into this agreement and represent an integral part of it.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Shareholder. Shareholder hereby makes the following representations and warranties to the Company:

(a) Full Power and Authority. Shareholder has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms;

3

(b) No Violation or Conflict; Consent. The execution, delivery and performance by the Shareholder of this Agreement and consummation by Shareholder of the transactions contemplated hereby do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on Shareholder or (ii) violate any contract to which Shareholder is bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Shareholder is a party; and

(c) Title. With respect to the sale of the Shares, (i) the Shares, when delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free from all taxes and encumbrances; and (ii) the Shares to be delivered are not and will not be as of the Closing subject to any transfer restriction.

2.2 Representations and Warranties of Company. Company hereby makes the following representations and warranties to Shareholder:

(a) Full Power and Authority. Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms; and

(b) No Violation or Conflict; Consent. The execution, delivery and performance by the Company of this Agreement and consummation by Company of the transactions contemplated hereby do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on Company or (ii) violate any contract to which Company is bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Company is a party.

ARTICLE III

MISCELLANEOUS

3.1 Entire Agreement. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

3.2 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Shareholder or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

4

3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

3.4 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

3.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Nevada for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either Party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.6 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

3.7 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5

3.8 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and sent to the other Party at the address set forth in the preamble hereto or to such other address as may be specified by any such Party to the other Party pursuant to notice given by such Party in accordance with the provisions of this Section, and shall be deemed to have been duly received:

(a) if given by courier, messenger or other means, when received or personally delivered;

(b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails; and

(c) if given by fax, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission

3.9 Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

[Signature page follows]

6

IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed as of the date first indicated above.

COMPANY:

SURGE HOLDINGS, INC.

By:
Name:	Brian Cox
Title:	Chief Executive Officer

SHAREHOLDER:

Yossi AttIA

Yossi Attia, an individual

[ - Signature Page to Stock Cancellation Agreement - ]

7